Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared to illustrate the effects of (i) the Transactions, (ii) Aralez Financing associated with the facility agreement and the share subscription agreement and (iii) the Medical Futures Inc. (“MFI”) Acquisition which closed on June 16, 2015, along with the related financing to complete the MFI Acquisition.  The Transactions, MFI Acquisition and Aralez Financing are defined later within Note 1 Background.

The following unaudited pro forma condensed combined financial statements give effect to the Transactions under the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) Topic 805, Business Combinations (“ASC 805”), with Pozen treated as the accounting acquirer; and give effect to the MFI Acquisition under the acquisition method of accounting in accordance with ASC 805, with Tribute treated as the accounting acquirer. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Transactions, Aralez Financing and the MFI Acquisition, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the results of operations.

The unaudited pro forma condensed combined balance sheet is based on the individual historical balance sheet of Pozen and Tribute, as of December 31, 2015, and has been prepared to reflect the effects of the Transactions and Aralez Financing as if they occurred on December 31, 2015. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 combines the historical results and operations of Pozen, Tribute and MFI giving effect to the Transactions, the Aralez Financing and the MFI Acquisition as if they occurred on January 1, 2015.

The unaudited pro forma condensed combined statements of operations do not reflect future events that may occur after the completion of the Transactions, including, but not limited to, the anticipated realization of ongoing savings from operating synergies and certain one-time charges Pozen expects to incur in connection with the Transactions, including, but not limited to, costs in connection with integrating the operations of Tribute.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would actually have been obtained had the Transactions, the Aralez Financing and the MFI Acquisition been completed on the assumed date or for the periods presented, or which may be realized in the future.

To produce the pro forma financial information, Pozen adjusted Tribute’s assets and liabilities to their estimated fair values. As of the date of this filing, Pozen has not completed the detailed valuation work necessary to arrive at the required estimates of the fair value of the Tribute assets to be acquired and the liabilities to be assumed and the related accounting for the business combination, nor has Pozen identified all adjustments necessary to conform Tribute’s accounting policies to Pozen accounting policies. A final determination of the fair value of Tribute’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of Tribute that exist as of the date of completion of the Transactions and, therefore, cannot be made prior to that date. Accordingly, the accompanying unaudited pro forma accounting for the business combination is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses are performed. The preliminary unaudited pro forma accounting for the business combination has been made solely for the purpose of preparing the accompanying unaudited pro forma condensed combined financial statements.

There can be no assurance that such finalization will not result in material changes from the preliminary accounting for the Transactions included in the accompanying unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

•                  the accompanying notes to the unaudited pro forma condensed combined financial statements;

•                  Pozen’s audited financial statements and related notes contained within Aralez’s Annual Report on Form 10-K for the year ended December 31, 2015; and

•                  Tribute’s audited consolidated financial statements and related notes thereto included within this Form 8-K/A

Aralez Pharmaceuticals Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2015

	Historical Pozen ($USD)	Historical Tribute ($CAD)	Historical Tribute ($USD)	Accounting Policies and Reclassifications ($USD) (Note 3)	Pro Forma Adjustments ($USD) (Note 6)		Pro Forma Aralez Combined ($USD)
Assets
Current assets:
Cash and cash equivalents	$24,815,669	$11,542,163	$8,320,630	$—	$118,916,511	6a	$152,052,810
Accounts receivable, net	5,965,915	4,966,325	3,580,174	—	—		9,546,089
Inventories	—	3,458,051	2,492,874	—	937,157	6b	3,430,031
Prepaid expenses and other assets	1,224,746	1,968,682	1,419,203	—	1,328,017	6c	3,971,966
Total current assets	32,006,330	21,935,221	15,812,881	—	121,181,685		169,000,896
Property and equipment, net	251,291	956,385	689,448	—	—		940,739
Intangible assets, net	—	77,136,691	55,607,069	—	62,907,247	6e	118,514,316
Goodwill	—	7,649,651	5,514,557	—	40,138,756	6d	45,653,313
Deferred debt and equity issuance costs	—	285,742	205,989	—	774,930	6f	980,919
Total assets	$32,257,621	$107,963,690	$77,829,944	$—	$225,002,618		$335,090,183

LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
Accounts payable	$4,557,094	$10,123,152	$7,297,679	$(5,175,656)	$—		$6,679,117
Warrant liability	—	5,883,809	4,241,579	—	306,132	6g	4,547,711
Current portion of long term debt	—	15,059,112	10,855,963	—	(10,855,963)	6i	—
Accrued compensation	5,228,853	—	—	936,173	—		6,165,026
Accrued expenses	6,703,016	93,062	67,088	4,239,483	10,458,709	6h	21,468,296
Contingent consideration	—	6,502,000	4,687,227	—	—		4,687,227
Promissory note	—	5,000,000	3,604,450	—	—		3,604,450
Total current liabilities	16,488,963	42,661,135	30,753,986	—	(91,122)		47,151,827
Non current accrued severance	985,415	—	—	—	—		985,415
Long-term debt		14,424,294	10,398,329	—	64,601,671	6i	75,000,000
Deferred tax liabilities	—	6,806,400	4,906,666	—	16,670,420	6j	21,577,086
Total liabilities	17,474,378	63,891,829	46,058,981	—	81,180,969		144,714,328
Commitments and contingencies
Stockholders’ Equity:
Common stock	33,259	72,462,224	52,237,293	—	(52,206,800)	6k	63,752
Additional paid-in capital	149,437,862	4,327,546	3,119,684	—	186,066,091	6l	338,623,637
Accumulated deficit	(134,687,878)	(37,455,732)	(27,001,463)	—	10,928,913	6m	(150,760,428)
Warrants	—	4,737,823	3,415,449	—	(966,555)	6n	2,448,894
Total stockholders’ equity	14,783,243	44,071,861	31,770,963	—	143,821,649		190,375,855
Total liabilities and stockholders’ equity	$32,257,621	$107,963,690	$77,829,944	$—	$225,002,618		$335,090,183

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Aralez Pharmaceuticals Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2015

	Historical Pozen ($USD)	Historical Tribute ($CAD)	Historical MFI from January 1, 2015 through June 16, 2015 ($CAD)	MFI Acquisition and Financing Adjustments ($CAD) (Note 4)		Pro Forma Tribute ($CAD)	Pro Forma Tribute ($USD)	Accounting Policies and Reclassifications ($USD) (Note 3)	Pro Forma Adjustments ($USD) (Note 6)		Pro Forma Aralez Combined ($USD)
Revenues
Royalty and licensing revenue	$21,391,414	—	—	—		—	—	—	—		$21,391,414
Licensed domestic product net sales	—	9,558,414	—	—		9,558,414	7,488,062	—	—		7,488,062
Other domestic product sales	—	16,714,768	4,687,179	—		21,401,947	16,766,285	—	—		16,766,285
International product sales	—	4,030,877	—	—		4,030,877	3,157,789	—	—		3,157,789
Total Revenues	21,391,414	30,304,059	4,687,179	—		34,991,238	27,412,136	—	—		48,803,550
Costs and expenses
Licensor sales and distribution fees	—	6,646,013	—	—		6,646,013	5,206,487	—	—		5,206,487
Cost of products sold	—	4,600,737	2,314,629	—		6,915,366	5,417,498	—	—		5,417,498
Write down of inventories	—	151,663	—	—		151,663	118,813	—	—		118,813
Amortization	—	5,364,676	92,262	—		5,456,938	4,274,965	(560,955)	4,857,507	6p	8,571,517
Selling, general, and administrative	50,344,952	16,453,988	2,869,749	—		19,323,737	15,138,215	2,798,650	(13,810,955)	6o	54,470,862
Research and development	8,512,509	—	—	—		—	—	—	—		8,512,509
Total costs and expenses	58,857,461	33,217,077	5,276,640	—		38,493,717	30,155,978	2,237,695	(8,953,448)		82,297,686

Non-operating income (expense)
Change in warrant liability	—	(5,233,985)	—	—		(5,233,985)	(4,100,304)	—	—		(4,100,304)
Interest expense	—	(3,279,375)	(33,941)	(149,073)	4a	(3,462,389)	(2,712,435)	(560,955)	894,208	6q	(2,379,182)
Interest income	—	13,738		—		13,738	10,762	—	—		10,762
Other non-operating income (expense)	(143,011)	(6,320,683)	—	—		(6,320,683)	(4,951,623)	2,798,650	234,741	6q	(2,061,243)
Total non-operating income (expense)	(143,011)	(14,820,305)	(33,941)	(149,073)		(15,003,319)	(11,753,600)	2,237,695	1,128,949		(8,529,967)
(Loss) before income tax expense	(37,609,058)	(17,733,323)	(623,402)	(149,073)		(18,505,798)	(14,497,442)	—	10,082,397		(42,024,103)
Income tax expense (benefit)	174,387	(180,444)	(93,451)	(39,504)	4b	(313,399)	(245,517)		2,671,834	6r	2,600,704
Net (Loss) Income	(37,783,445)	(17,552,879)	(529,951)	(109,569)		(18,192,399)	(14,251,925)	—	7,410,563		(44,624,807)

Basic net (loss) per share	$(1.16)										$(0.70)
Shares used in computing basic net (loss) per share	32,589,795								30,762,482	6s	63,352,277

Diluted net (loss) per share	$(1.16)										$(0.70)
Shares used in computing diluted net (loss) per share	32,589,795								30,762,482	6s	63,352,277

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. BACKGROUND

The Transactions:   On June 8, 2015, POZEN Inc., a Delaware corporation (“Pozen”) entered into an Agreement and Plan of Merger and Arrangement (the “Original Merger Agreement”) by and among Pozen, Tribute Pharmaceuticals Canada Inc., a corporation organized under the laws of the Province of Ontario (“Tribute”), Aguono Limited, (which was renamed Aralez Pharmaceuticals Limited and subsequently renamed Aralez Pharmaceuticals plc in connection with its re-registration as a public limited company under the laws of Ireland (“Aralez Ireland”)), Trafwell Limited (which was renamed Aralez Pharmaceuticals Holdings Limited), a private limited company incorporated in Ireland (“Holdings”), ARLZ US Acquisition Corp., a Delaware corporation, and ARLZ CA Acquisition Corp., a corporation incorporated under the laws of the Province of Ontario (“Can Merger Sub”), which was amended by Amendment No. 1 to Agreement and Plan of Merger and Arrangement, dated as of August 19, 2015 (“Amendment No. 1 to the Original Merger Agreement”), by and among Aralez Ireland, Pozen, Tribute, Holdings, ARLZ US Acquisition Corp., ARLZ US Acquisition II Corp., a Delaware corporation (“US Merger Sub”) and Can Merger Sub, and was further amended by Amendment No. 2 to Agreement and Plan of Merger and Arrangement, dated as of December 7, 2015 (“Amendment No. 2 to the Original Merger Agreement” and, together with the Original Merger Agreement and Amendment No. 1 to the original Merger Agreement, the “Merger Agreement”), by and among Aralez Pharmaceuticals Inc., company formed under the laws of the Province of British Columbia, Canada (“Aralez”), Aralez Ireland, Pozen, Tribute, Holdings, US Merger Sub and Can Merger Sub, whereby, among other things, Aralez was added as a party in place of Aralez Ireland, which was removed as a party to the Merger Agreement.

On February 5, 2016 (“merger close”), pursuant to the Merger Agreement, (i) Can Merger Sub and Tribute amalgamated by way of a court approved plan of arrangement under Canadian law (the “Arrangement”), resulting in Tribute and Can Merger Sub continuing as one corporation (“Amalco”) and (ii) US Merger Sub merged with and into Pozen, with Pozen as the surviving corporation in the merger (the “Merger” and, together with the Arrangement, the “Transactions”).  Following consummation of the Transactions, each of Pozen and Amalco became indirect wholly owned subsidiaries of Aralez. Pursuant to the Arrangement, Tribute shareholders received 0.1455 common shares of Aralez, no par value per share (the “Parent Shares”) in exchange for each common share of Tribute, no par value per share (the “Tribute Shares”) held by such shareholders.  At the effective time of the Merger, each share of Pozen common stock, $0.001 par value per share (the “Pozen Common Stock”) was cancelled and automatically converted into the right to receive one Aralez Share.

The Transactions value the entire issued and to be issued share capital of Tribute at approximately $109.8 million at Pozen’s closing share price of $5.94 on February 5, 2016 and an exchange ratio of 0.1455.  Each outstanding Tribute warrant will entitle its respective holders the right to purchase 0.1455 fully paid and non-assessable Parent Shares for no additional consideration beyond that set out in the respective Tribute warrant. Each Tribute compensation option, which, prior to the Transactions, entitled the holder to purchase one Tribute common share and one-half of one Tribute warrant, will entitle its respective holders to purchase 0.1455 fully paid and non-assessable Parent Shares, as well as 0.1455 one-half warrants for Parent Shares, for no additional consideration beyond that set out in the respective compensation option certificate. Each Tribute employee stock option entitle the respective holders the option to either (i) exchange their Tribute option for a Tribute common share immediately prior to the Transactions or (ii) convert into Parent options entitling the holder to purchase Parent Shares equal to the number of 0.1455 Tribute Shares originally issuable. The exercise price of each Parent option will be equal to the original exercise adjusted for the 0.1455 conversion. The warrants, employee stock options and compensation options will be outstanding, fully vested and exercisable at any time.

Pozen will include as consideration $5.3 million for the fair value of the awards including (i) $2.4 million related to equity-classified warrants; (ii) $0.3 million related to employee stock options that were fully vested prior to the Transactions; (iii) $2.1 million related to employee stock options for which vesting was accelerated as a result of automatic change in control provisions within the respective employee’s employment agreements, which related to pre-combination services; and (iv) $0.5 million related to non-fully vested awards, which related to pre-combination services. Pozen will also recognize a $0.3 million increase to the fair value of the Tribute warrant liability acquired in the Transactions, which related to warrants and compensation options denominated in a currency other than Pozen’s functional currency, which is the U.S. dollar. This conversion is not expected to result in incremental value to the share/option holders.

Pozen estimates that it will recognize post-combination compensation expense of $0.4 million as a one-time charge for the portion of the Tribute employee stock options for which vesting was accelerated based upon discretionary change in control provisions in the Tribute stock option plan, and as a result of the Transactions, which related to services not provided as of the acquisition date. This post-combination compensation expense has been excluded from the unaudited pro forma condensed combined statement of operations as they reflect charges directly attributable to the acquisition that will not have a continuing impact on Aralez’s operations; however, it has been reflected in retained earnings, net of tax of $0.1 million on the unaudited pro forma balance sheet.

In addition, certain executive officers of Tribute will be automatically entitled to receive severance compensation per their executive employment agreements upon a change of control, regardless of whether the executive’s employment is terminated. Pozen will recognize an assumed liability of $2.0 million for such arrangements as part of the accounting for the Transactions.

Pursuant to the Merger Agreement, except for awards held by certain new employees, each outstanding Pozen non-qualified or incentive stock option will become vested and converted into an option for one Parent Share. Each outstanding restricted stock unit will become vested and convert into one Parent Share. The converted awards will relate to a number of Parent Shares equal to the number of Pozen shares subject to the corresponding pre-conversion award and will continue to have, subject to applicable law, the same terms and conditions that were applicable to the corresponding pre-conversion Pozen award (including repurchase rights, as applicable). The $1.4 million of compensation cost associated with the accelerated vesting of Pozen awards has been excluded from the unaudited pro forma condensed combined statement of operations as they reflect charges directly attributable to the Transactions that will not have a continuing impact on Aralez’s operations; however, it has been reflected in retained earnings, net of tax of $0.4 million on the unaudited pro forma balance sheet. Management estimates that all current outstanding non-qualified options will be exercised into Parent Shares, while the incentive stock options will remain outstanding and exercisable into Parent Shares following the Transactions.

Upon completion of the Transactions, Pozen stockholders will own approximately 64% of the outstanding Parent Shares, and current Tribute shareholders will own approximately 36% of the outstanding Parent Shares before giving effect to (i) any exercise of outstanding options and warrants or the vesting and delivery of shares underlying restricted stock units of either company and (ii) the Parent Shares to be issued to new investors pursuant to the Amended and Restated Subscription Agreement (defined below) and the Parent Shares issuable upon the conversion of the Convertible Notes (defined below) to be issued pursuant to the Second Amended and Restated Facility Agreement (defined below).

Aralez Financing:  Pursuant to the Amended and Restated Subscription Agreement (the “Amended and Restated Subscription Agreement”) dated as of December 7, 2015 by and among Aralez, Aralez Ireland, Tribute, Pozen, QLT Inc. (“Purchaser”) and the following investors thereto: Deerfield Private Design Fund III, L.P. (“Deerfield Private Design”), Deerfield International Master Fund, L.P. (“Deerfield International”), and Deerfield Partners, L.P. (“Deerfield Partners”); Broadfin Healthcare Master Fund, Ltd.; JW Partners, LP; and JW Opportunities Master Fund, Ltd. (each, an “Investor” and together, the “Investors”), immediately prior to consummation of the Arrangement on February 5, 2016, Tribute sold Purchaser and the Investors $75.0 million of Tribute Shares in a private placement at an equivalent Pozen purchase price per share of $6.25 (“Equity Financing”).  Upon consummation of the Merger, Tribute Shares were exchanged for Parent Shares.

Pursuant to the Second Amended and Restated Facility Agreement (the “Second Amended and Restated Facility Agreement”) dated as of December 7, 2015, by and among Aralez, Pozen, Tribute, and the following lenders: Deerfield Private Design, Deerfield International, and Deerfield Partners (the “Lenders”), Aralez assumed the obligations of $75.0 million 2.5% senior secured convertible promissory notes (“Convertible Notes”) issued by Tribute (“Debt Financing”) on February 5, 2016.  The proceeds from the Debt Financing will be used for working capital needs, general corporate purposes and for future acquisitions. The Equity Financing and Debt Financing are collectively referred to as “Aralez Financing”.

MFI Acquisition:    On June 16, 2015, Tribute acquired Medical Futures Inc. (“MFI”) in a transaction valued at $26.1 million (CAD). Financial terms of the deal include the payment of: $8.5 million (CAD) in cash on closing; $5 million (CAD) through the issuance of 3,723,008 Tribute Shares; and, $5 million (CAD) in the form of a one year unsecured promissory note bearing interest at 8% annually convertible at the holder’s option at any time during the term into 2,813,778 Tribute Shares (which were converted into the right to receive 409,405 of Parent Shares) and future contingent cash milestone payments totaling $2.35 million (CAD) that will be paid only upon obtaining certain consents. In addition, on the receipt of each regulatory approval for MFI’s two pipeline products (or upon the occurrence of a change of control of Tribute), MFI will receive a payment of $1.25 million (CAD) per product. During the year ended December 31, 2015, one consent was received and a payment issued of $3.35 million (CAD). Tribute also entered in to a debenture agreement (“Tribute debenture”) of $12.5 million (CAD) which was necessary to complete its acquisition of MFI.

2. BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and pursuant to U.S. Securities and Exchange Commission Regulation S-X Article 11, and present the pro forma financial position and results of operations of the combined companies based upon the historical information after giving effect to the Transactions, Aralez Financing and MFI Acquisition and adjustments described in these footnotes. The unaudited pro forma condensed combined balance sheet is presented as if the Transactions had occurred on December 31, 2015; and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 is presented as if the Transactions, Aralez Financing and MFI Acquisition had occurred on January 1, 2015.

The historical results of Pozen and Tribute have been derived from their respective audited financial statements; and the historical results of MFI have been derived from unaudited financial information from January 1, 2015 through June 16, 2015, the date of the MFI Acquisition.  The results of operations of MFI from June 16, 2015 and onward are reflected in the historical results of Tribute.  In addition, each of Tribute and MFI have historically reported its financial statements in its local currency, the Canadian dollar (“CAD”); in order to present the unaudited pro forma condensed combined financial statements in U.S. dollars, the pro forma financial information for Tribute, which reflects the MFI Acquisition has been translated to U.S. dollars using the spot rate of $0.72 as of December 31, 2015 for the balance sheet and average rate of $0.78 for the statement of operations for the year ended December 31, 2015.

Adjustments have also been recorded to the historical financial statements to reclassify financial statement line items as necessary. See Note 3, “Accounting Policies and Reclassifications.”

The Transactions have been reflected in the unaudited pro forma condensed combined financial statements as being accounted for under the acquisition method in accordance with ASC 805 with Pozen treated as the accounting acquirer; and the MFI Acquisition has been reflected in the unaudited pro forma condensed combined statement of operations in accordance with ASC 805 with Tribute treated as the accounting acquirer. In accordance with ASC 805, the assets acquired and the liabilities assumed have been measured at fair value based on various preliminary estimates. These estimates are based on key assumptions related to the Transactions, including reviews of publicly disclosed information for other acquisitions in the industry, historical experience, data that was available through the public domain and Pozen’s due diligence review of Tribute’s business. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates, the final amounts recorded for the Transactions may differ materially from the information presented herein. These estimates are subject to change pending further review of the fair value of assets acquired and liabilities assumed. In addition, the final determination of the recognition and measurement of the identified assets acquired and liabilities assumed will be based on the fair market value of actual net tangible and intangible assets and liabilities of Tribute at the merger close date.

For purposes of measuring the estimated fair value, where applicable, of the assets acquired and the liabilities assumed as reflected in the unaudited pro forma condensed combined financial information, the guidance in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) has been applied, which establishes a framework for measuring fair value. In accordance with ASC 820, fair value is an exit price and is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Under ASC 805, acquisition-related transaction costs and acquisition-related restructuring charges are not included as components of consideration transferred but are accounted for as expenses in the period in which the costs are incurred.

The unaudited pro forma condensed combined financial information does not reflect ongoing cost savings that Parent expects to achieve as a result of the Transactions or the costs necessary to achieve these costs savings or synergies.

3. ACCOUNTING POLICIES AND RECLASSIFICATIONS

Management performed certain procedures for the purpose of identifying any material differences in significant accounting policies between Pozen and Tribute, and any accounting adjustments that would be required in connection with adopting uniform policies. Procedures performed by management involved a review of Tribute’s publicly disclosed summary of significant accounting policies, including those disclosed in Tribute’s Annual Report for the year ended December 31, 2014 and discussion with Tribute’s management regarding Tribute’s significant accounting policies to identify material adjustments. Management will continue to evaluate the impact of Tribute’s accounting policies and as a result of that review, management may identify differences that, when conformed, could have a material impact on this unaudited pro forma condensed combined financial information.

In addition, the Historical consolidated financial statements of Tribute presented herein have been adjusted by condensing certain line items related to “prepaid expenses and other assets”; and by reclassifying certain line items in order to conform to Pozen’s financial statement presentation; these reclassifications are reflected in the column “Accounting Policies and Reclassifications.” The reclassification adjustments on the unaudited pro forma balance sheet pertain to the reclassification of certain balances of Tribute from “Accounts Payable” into “Accrued Compensation” and “Accrued Expenses.” The reclassification adjustments on the unaudited pro forma statements of operations pertain to the reclassification of amortization of deferred financing fees from the “Amortization” line item into “Interest expense” and Transaction and Restructuring Costs from “Non-operating income (expense)” into “Selling, general, and administrative”.

4. MFI ACQUISITION—PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations related to the MFI Acquisition are as follows:

(a)Interest expense—Adjustment reflects the interest recognized in connection with the promissory note issued of $0.2 million (CAD), partially offset by the elimination of the $33.0 thousand (CAD) interest expense associated with the bank loan that was repaid in connection with the MFI Acquisition.

(b)Income tax benefit—Adjustment reflects the income tax impacts of the pro forma adjustments made to the pro forma statement of operations, using the Canadian statutory tax rate of 26.5%.

5. TRANSACTIONS—PRELIMINARY CONSIDERATION TRANSFERRED AND PRELIMINARY FAIR VALUE OF NET ASSETS ACQUIRED

The Transactions have been accounted for using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that the assets acquired and liabilities assumed be recognized at their acquisition date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable net assets acquired recorded as goodwill. In addition, ASC 805 establishes that the common stock issued to effect the Transactions be measured at the merger close at the then-current market price.

Based on (1) the closing price of Pozen’s common stock of $5.94 per share on February 5, 2016, (2) the number of Tribute Shares outstanding as of February 5, 2016, (3) the number of stock options, compensation options and warrants outstanding as of February 5, 2016, and (4) Tribute’s outstanding indebtedness as of December 31, 2015 to be repaid upon a change of control, the total estimated consideration to be transferred would approximate $137.9 million. Changes in the outstanding indebtedness as of closing date could result in a material difference in the consideration transferred and, thus, the result of the preliminary goodwill balance calculated below. At merger close, each outstanding Tribute Share will be exchanged for 0.1455 Parent Shares.

The following is a preliminary estimate of the consideration to be transferred (in U.S. dollars):

Fair value of Parent Shares issued(i)	$109,845,581
Preliminary estimate of fair value of equity instruments(ii)	5,274,654
Repayment of Tribute indebtedness(iii)	22,733,659
Total consideration transferred	$137,853,894

(i)Represents the conversion of each Tribute Share at February 5, 2016 (127,096,371) at a conversion rate of 0.1455 with a value of $5.94, which is Pozen’s closing share price at February 5, 2016.

(ii)The table below summarizes the Tribute equity instruments included within purchase consideration:

Type of award	Number of Tribute equity instruments outstanding	Parent Shares issuable upon exercise	Fair value of equity instruments
Equity classified warrants	6,820,460	992,377	$2,448,894
Employee stock options (fully vested and un-vested) attributed to pre-combination expense	2,462,529	358,298	767,707
Employee stock options for which vesting was accelerated pursuant to automatic change in control provisions	4,538,426	660,341	2,058,053
Total	13,821,415	2,011,016	$5,274,654

(iii)Represents repayment of Tribute indebtedness associated with SWK loan in amount of $13.3 million and payoff of Tribute debenture for $9.5 million including accrued interest and other costs.

The following is a summary of the preliminary estimated fair values of the net assets (in U.S. dollars):

Total estimated consideration transferred	$137,853,894

Working capital(i)	7,413,291
Property and equipment	689,448
Intangible assets	118,514,316
Other liabilities	(34,416,474)
Net assets acquired	92,200,581
Goodwill	$45,653,313

(i)Working capital consists of current assets less accounts payable, accrued compensation, and accrued expenses.

Management has made preliminary allocation estimates based on currently available information. The final determination of the accounting for the business combination is anticipated to be completed as soon as practicable after completion of the Transactions. Management anticipates that the valuations of the acquired assets and liabilities will include, but not be limited to inventory, property, plant, and equipment, developed products, and in-process research and development. The valuations will consist of physical appraisals, discounted cash flow analyses, or other appropriate valuation techniques to determine the fair value of the assets acquired and liabilities assumed.

The amounts allocated to assets acquired and liabilities assumed in the Transactions could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements. A decrease in the fair value of assets acquired or an increase in the fair value of liabilities assumed in the Transactions from those preliminary valuations presented in these unaudited pro forma condensed combined financial statements would result in a dollar-for-dollar corresponding increase in the amount of goodwill that will result from the Transactions. In addition, if the value of the acquired assets is higher than the preliminary indication, it may result in higher amortization and depreciation expense than is presented in these unaudited pro forma condensed combined financial statements.

6. PRELIMINARY PRO FORMA ADJUSTMENTS

The preliminary pro forma adjustments included in the unaudited pro forma condensed combined financial statements related to the Transactions are as follows:

(a)Cash and cash equivalents—Adjustment reflects the preliminary net adjustment to cash in connection with the Transactions (in U.S. dollars):

Proceeds from Aralez Financing(i)	$149,201,793
Repayment of Tribute SWK Loan, including fees(ii)	(13,271,978)
Repayment of Tribute debenture, including redemption fee(iii)	(9,461,681)
Transaction expenses to be incurred by Pozen(iv)	(7,225,182)
Aralez Financing issuance costs to be incurred by Pozen(v)	(326,441)
Pro forma adjustment to cash and cash equivalents	118,916,511

Components of the adjustment (i) an increase in cash related to the Aralez Financing, net of issuance costs of $0.8 million; (ii) decrease in cash related to the repayment of Tribute’s SWK loan, including an early payment premium of $0.7 million; (iii) repayment of Tribute’s debenture incurred in connection with the MFI Acquisition of $9.0 million, including an early payment premium and interest of $0.5 million; (iv) estimated expenses related to the Transactions of $7.2 million to be incurred by Pozen and (v) estimated expenses related to the Aralez Financing of $0.3 million to be incurred by Pozen.

(b)Inventories—Adjustment reflects the preliminary estimated fair value adjustment of $0.9 million to total inventory acquired in the Transactions. As the raw materials inventory was assumed to be at market value, the preliminary adjustment is related to finished goods inventory. The preliminary fair value of finished goods inventory to be acquired in the Transactions was determined based on an analysis of estimated future selling prices, costs of disposal, and gross profit on disposal costs.  The unaudited pro forma condensed combined statement of operations do not reflect the impact of this preliminary inventory increase in costs and expenses as such amounts are directly attributable to the Transactions and will not have a continuing impact on the condensed combined results.

(c)Prepaid expenses and other assets—Adjustment reflects the (i) preliminary estimate of deferred tax asset, net of $1.6 million recognized based on the various pro forma adjustments (refer to Note 6 (j) for further details); (ii) adjustment of $0.1 million related to the current portion of deferred financing costs; (iii) partially offset by $0.3 million reclass of Pozen capitalized deferred issuance costs upon receiving the cash proceeds from the Aralez Financing and (iv) $0.1 million related to the write off of the short-term portion of Tribute’s deferred financing costs related to the loan with SWK.

(d)Goodwill—Adjustment reflects the preliminary estimated adjustment to goodwill as a result of the Transactions. Goodwill represents the excess of the consideration transferred over the preliminary fair value of the assets acquired and liabilities assumed as described in Note 5. The goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment exists. In the event management determines that the value of goodwill has become impaired, Aralez will incur an accounting charge for the amount of the impairment during the period in which the determination is made. The goodwill is attributable to the expected synergies of the combined business operations, new growth opportunities, and the acquired assembled and trained workforce of Tribute. The goodwill is not expected to be deductible for tax purposes. The preliminary pro forma adjustment to goodwill is calculated as follows (in U.S. dollars):

Consideration transferred	$137,853,894
Less: Fair value of net assets to be acquired	92,200,581
Total estimated goodwill	45,653,313
Less: Tribute historical goodwill amounts	(5,514,557)
Pro forma adjustment to goodwill	$40,138,756

(e)Intangible assets, net—Adjustment reflects the preliminary fair market value related to the change in fair value of identifiable intangible assets acquired in the Transactions. The preliminary fair market value was determined using a market approach. The preliminary amounts assigned to the identifiable intangible assets are as follows (in U.S. dollars):

Intangible Asset	Preliminary fair value
Tribute developed products	$67,042,770
IPR&D products	29,556,490
MFI developed products	18,310,606
MFI IPR&D products	3,604,450
Total estimated preliminary fair value of intangible assets	118,514,316
Less: Tribute historical intangible amounts	(55,607,069)
Pro forma adjustment to intangible assets	$62,907,247

(f)Deferred debt issuance costs—Adjustment reflects (i) the new debt issuance costs of $1.0 million related to the Debt Financing and (ii) the write off of $0.2 million for the long term potion of deferred financing costs related to the SWK Loan.

(g)Warrant liability—Adjustment reflects an increase to the fair value of the Tribute warrant and compensation unit liability assumed in the Transactions, which related to warrants and compensation units denominated in a currency other than Aralez’s functional currency, which is U.S. dollars.

(h)Accrued expenses—Adjustment reflects the $8.8 million related to the make-whole payment of excise tax for each director and executive officer of Pozen that is expected to be paid out and $2.0 million of severance payments that will be paid out to certain executive officers of Tribute upon a change in control. This is offset by a $0.4 million reduction for the payoff of accrued interest in association with the SWK loan and debentures which were repaid at merger close.

(i)Current and long-term debt—The current portion of the long term debt relates to the repayment of the Tribute debenture that was issued in connection with the MFI Acquisition of $9.0 million and the repayment of the current portion of the SWK Loan of $1.8 million. The adjustment related to the long term debt relates to the repayment of the long term portion of the SWK Loan of $10.4 million, offset by an increase of $75.0 million for the Debt Financing.

(j)Deferred tax liabilities—Adjustment reflects the deferred income tax effects of the preliminary pro forma adjustments made to the pro forma balance sheet, using the Canadian statutory tax rate of 26.5%, primarily as indicated in the table below (in U.S. dollars):

	Adjustment to Asset Acquired (Liability Assumed)	Current Deferred Tax Liability (Asset)	Non-Current Deferred Tax Liability
Estimated fair value adjustment of identifiable intangible assets acquired	$62,907,247	$—	$16,670,420
Estimated fair value adjustment of inventory acquired	937,157	248,347	—
Estimated tax impact of transactions costs	N/A	(1,340,271)	—
Estimated tax impact of post-combination expense related to the payment of unvested equity awards in connection with the Transactions	N/A	(117,261)	—
Estimated tax impact of accelerated vesting of Pozen equity instruments	N/A	(370,128)	—
Total adjustments to deferred tax (assets) liabilities		$(1,579,313)	$16,670,420

(k)Common shares—Adjustment relates to the elimination of the Tribute pro forma historical common shares of $52.2 million offset by the $0.001 par value per common shares issued in the Transactions of $18.5 thousand and the par value of common shares issued with the Equity Financing of $12.0 thousand.

(l)Additional paid-in capital—The preliminary unaudited pro forma adjustment to capital in excess of par is calculated as follows (in U.S. dollars):

Fair value of Tribute stock options exchanged for Parent Shares using the exchange ratio	$3,268,254
Accelerated vesting of Pozen RSU’s, Non-qualified options, and Incentive stock options	1,396,710
Capital in excess of par from the Equity Financing (12,000,000 Parent Shares issued at $6.25, less par value), less transaction costs of $294,276	74,693,724
Capital in excess of par from the Transactions (18,492,522 Parent Shares issued at $5.94, less par value)	109,827,088
Less: Tribute historical additional paid-in capital	(3,119,685)
Pro forma adjustment to additional paid-in capital	$186,066,091

(m)Accumulated deficit—The preliminary unaudited pro forma adjustment is calculated as follows (in U.S. dollars):

Estimated fees and expenses expected to be incurred by Pozen related to the Transactions of $16.0 million, and net of tax of $1.3 million	$(14,720,736)
Post combination expense of $0.4 million related to unvested equity awards upon completion of the Transactions, net of tax of $0.1 million	(325,233)
Compensation expense of $1.4 million related to unvested Pozen equity awards for which vesting will accelerate upon completion of the Transactions, net of tax of $0.4 million	(1,026,581)
Less: Tribute historical accumulated deficit	27,001,463
Pro forma adjustment to accumulated deficit	$10,928,913

The estimated fees and expenses and post-combination compensation expense associated with the payment of accelerated equity awards have been excluded from the unaudited pro forma condensed combined statements of operations as they reflect charges directly attributable to the Transactions that will not have a continuing impact on Parent’s operations.

(n)Warrants—Reflects the elimination for the historical warrant balance offset by the fair value of Parent warrants issued in exchange for Tribute warrants denominated in U.S. dollars as a result of the Transactions.

(o)Selling, general, and administrative expenses—Adjustment reflects the removal of transaction expenses incurred related to the Transactions. These expenses are directly attributable to the Transactions and not expected to have a continuing impact on Aralez, and therefore have been removed for the purposes of the pro forma statements of operations.

(p)Amortization of intangibles assets—Adjustment reflects the preliminary adjustment to the amortization expense associated with the fair value of the identifiable intangible assets acquired in the Transactions of $8.5 million for the year ended December 31, 2015, less the historical Tribute amortization expense of $3.7 million.

The preliminary amortization expense for the intangible assets acquired is as follows (in U.S. dollars):

Intangible Asset	Estimated Useful Life (years)	Preliminary fair value	Amortization Expense for the year ended December 31, 2015
Tribute developed products	10	$67,042,770	$6,704,277
IPR&D products		29,556,490	N/A
MF developed products	10	18,310,606	1,831,060
MF IPR&D products		3,604,450	N/A
Total		118,514,316	8,535,337
Less: Tribute historical amortization expense		(55,607,069)	(3,677,830)
Pro forma adjustment		$62,907,247	$4,857,507

The estimated fair value of amortizable intangible assets is expected to be amortized on a straight-line basis over the estimated useful lives. The amortizable lives reflect the periods over which the assets are expected to provide material economic benefit. With other assumptions held constant, a 10% increase in the fair value adjustment for amortizable intangible assets would increase annual pro forma amortization by approximately $0.9 million. In addition, with other assumptions held constant, a one year increase in the estimated useful lives developed products would decrease annual amortization expense by approximately $0.6 million and a one year decrease in the estimated useful lives would increase amortization expense by approximately $0.7 million.

(q)Interest expense and Other non-operating income (expense)—Adjustment for Interest expense reflects (i) the removal of $3.0 million of the interest expense and amortization expense of deferred financing fees associated with the repayment of the SWK Loan, (ii) $1.9 million additional interest incurred on the Debt Financing, calculated at a fixed interest rate of 2.5% and (iii) $0.2 million additional amortization of the debt issuance costs incurred for the Debt Financing. Adjustment for Other non-operating income (expense) reflects the removal of $0.2 million of accretion expense related to the discount of the SWK loan.

(r)Income tax expense (benefit)—Adjustment reflects the income tax impacts of the pro forma adjustments made to the pro forma statement of operations using the Canadian statutory tax rate of 26.5%. As of December 31, 2015, Pozen had no unrecognized tax benefits that would reduce the Company’s effective tax rate if recognized. The Company currently anticipates being able to utilize existing U.S. tax attributes to offset expected U.S. taxable income in 2015, including U.S. taxable income resulting from the intercompany license agreement with POZEN Limited.

(s)Basic and diluted net loss per share—The unaudited pro forma adjustment to shares outstanding used in the calculation of basic and diluted net loss per share is calculated as follows (in shares):

Shares outstanding
Historical Pozen weighted average shares outstanding	32,589,795
Parent Shares to be issued to Tribute shareholders(i)	18,492,522
Parent Shares issued for Equity Financing(ii)	12,000,000
Accelerated vesting of Pozen RSU’s(iii)	269,960
Total pro forma adjustments	30,762,482
Total pro forma weighted average shares outstanding	63,352,277
Pro forma net loss	(44,624,807)
Basic and diluted net loss per share(iv)	$(0.70)

(i)Represents a total of 127,096,371 Tribute common shares converted at the ratio of 0.1455. This includes those Tribute stock options that were exchanged for Tribute Shares.

(ii)As a result of the Equity Financing, 12,000,000 Parent Shares will be issued.

(iii)As a result of the Transactions, RSU’s held by Pozen employees will accelerate and be converted into Parent Shares.

(iv)Since Aralez is in a net loss position for the year end December 31, 2015, it has excluded the effect of the 1) assumed exercise of Tribute equity instruments, 2) conversion of the MFI promissory note and 3) the exercise of Pozen stock options in the diluted net loss per share calculations as their effects would have been anti-dilutive.